Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in PPL Energy Supply, LLC's Registration Statements on Form S-3 (Nos. 333-128219, 333-116477, 333-106200, 333-106200-01, 333-132574, 333-132574-01, 333-132574-02, and 333-132574-03) of our report dated February 27, 2009, with respect to the consolidated financial statements and schedule of PPL Energy Supply, LLC, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

    /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 27, 2009